EXHIBIT 99.1

UFP Technologies Announces Strong Q2 2021 Results

NEWBURYPORT, Mass., Aug. 03, 2021 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), an innovative designer and custom manufacturer of components, subassemblies, products, and packaging primarily for the medical market, today reported net income of $4.7 million or $0.62 per diluted common share outstanding for its second quarter ended June 30, 2021, compared to net income of $2.3 million or $0.31 per diluted common share outstanding for the same quarter in 2020. Sales for the second quarter were $50.7 million compared to 2020 second quarter sales of $42.6 million. Net income for the six-month period ended June 30, 2021 was $8.9 million or $1.17 per diluted common share outstanding compared to $6.2 million or $0.82 per diluted common share outstanding for the same period in 2020. Sales for the six-month period ended June 30, 2021 were $99.3 million compared to sales of $90.9 million for the same period in 2020.

"I am very pleased with our Q2 results," said R. Jeffrey Bailly, Chairman & CEO. "Sales increased nearly 19% and net income more than doubled versus the prior year. We also saw solid gains in sequential quarterly results, as sales grew 4.2% and net income improved 13.3% over Q1. Sales increased in every market, including Medical, which returned to growth for the first time since the pandemic began. Automotive and Consumer had the greatest growth, 146% and 88% respectively.”

“Our increased revenue, combined with our reduced cost structure, generated significantly improved bottom-line results,” Bailly added. “Gross margins improved to 26.5%; we expect them to improve further as medical sales continue to rebound and as patients schedule elective procedures that were delayed by Covid-19.”

“Availability of some raw materials and direct labor shortages remain challenging issues, but we have seen significant improvement in our Covid-19 test results, with no current reported cases and 67% of our workforce vaccinated," Bailly said. “In addition, we’ve continued to advance our strategic initiatives, including our goal to provide our medical customers with a low-cost country manufacturing option. This progress, combined with our healthy pipeline of internal and external growth opportunities and a strong balance sheet that includes $30 million in cash, leaves us excited and bullish about our future."

Financial Highlights for Q2 and YTD 2021

  Sales for the second quarter increased 18.8% to $50.6 million, from $42.6 million in the same period of 2020. Year-to-date sales through June increased 9.2% to $99.3 million, from $90.9 million in the same period of 2020.
  Second quarter sales to the medical market increased 3.3%. Sales to the aerospace & defense and automotive markets increased 40.7% and 146.0%, respectively. All other sales (consumer, electronics, and industrial) increased 55.0%.
  Year-to-date sales to the medical market declined 4.0%. Sales to the aerospace & defense and automotive markets increased 50.1% and 35.7%, respectively. All other sales (consumer, electronics, and industrial) increased 42.6%.
  Gross profit as a percentage of sales (“gross margin”) increased to 26.5% for the second quarter, from 23.3% in the same quarter of 2020. Gross margin for the six-month period ended June 30, 2021 increased to 26.2% from 25.0% in the same period of 2020.
  Selling, general and administrative expenses (“SG&A”) for the second quarter increased 8.4% to $7.2 million in 2021 compared to $6.7 million in the same quarter of 2020. For the six-month period ended June 30, 2021, SG&A increased slightly to $14.5 million from $14.4 million in the same period of 2020.
  For the second quarter, operating income increased to $6.2 million, from $3 million in the same quarter of 2020. For the six-month period ended June 30, 2021, operating income increased to $11.5 million, from $8.1 million in the same period of 2020.
  Net income increased to $4.7 million in the second quarter of 2021, from $2.3 million in the same period of 2020. For the six-month period ended June 30, 2021 net income increased to $8.9 million, from $6.2 million in the same period of 2020.

About UFP Technologies, Inc.

UFP Technologies is an innovative designer and custom manufacturer of components, subassemblies, products, and packaging primarily for the medical market. Utilizing highly specialized foams, films, and plastics, we convert raw materials through laminating, molding, radio frequency welding and fabricating techniques. We are diversified by also providing highly engineered solutions to customers in the aerospace & defense, automotive, consumer, electronics, and industrial markets.

Forward Looking Statements

This news release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Such statements include, but are not limited to: statements regarding the anticipated effects on us of the COVID-19 pandemic, including with respect to demand for our products; statements regarding anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our liquidity and business opportunities; statements about our growth potential and strategies for growth; and any statements implying that we may be able to sustain or increase sales, earnings and earnings per share or sales, earnings and earnings per share growth rates. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, or otherwise, including without limitation: the severity and duration of the COVID-19 pandemic and its impact on the markets in which we participate, including its impact on our customers, suppliers and employees, as well as the U.S. and worldwide economies; the timing, scope and effect of further governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; risks relating to decreased, including substantially decreased, demand for our products; risks relating to the potential closure of any of our facilities or the unavailability of key personnel or other employees; risks that our inventory or cash reserves may be insufficient; risks relating to the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions and integration of any acquisition candidates; risks and uncertainties associated with increasing sales, earnings and earnings per share, as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$50,655	$42,644	$99,254	$90,921
Cost of sales	37,241	32,695	73,231	68,148
Gross profit	13,414	9,949	26,023	22,773
SG&A	7,228	6,665	14,538	14,417
(Gain) Loss on sale of fixed assets	(21)	290	(21)	286
Operating income	6,207	2,994	11,506	8,070
Interest (income) expense, net	(21)	33	(5)	49
Other expense (income)	4	35	(7)	362
Income before income taxes	6,224	2,926	11,518	7,659
Income taxes	1,509	608	2,640	1,450
Net income	$4,715	$2,318	$8,878	$6,209

Net income per share	$0.63	$0.31	$1.18	$0.83
Net income per diluted share	$0.62	$0.31	$1.17	$0.82

Weighted average common shares outstanding	7,527	7,487	7,517	7,472
Weighted average diluted common shares outstanding	7,573	7,532	7,575	7,545

Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2021	2020

Assets:
Cash and cash equivalents	$30,273	$24,234
Receivables, net	31,222	26,428
Inventories	21,160	18,642
Other current assets	3,811	2,560
Net property, plant, and equipment	53,695	53,755
Goodwill	51,838	51,838
Intangible assets, net	19,090	19,718
Other assets	6,197	6,029
Total assets	$217,286	$203,204
Liabilities and equity:
Accounts payable	8,355	4,121
Other current liabilities	11,284	11,016
Other liabilities	11,333	11,174
Total liabilities	30,972	26,311
Total stockholders' equity	186,314	176,893
Total liabilities and stockholders' equity	$217,286	$203,204

Contact: Ron Lataille
978-234-0926